Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Second Quarter 2023 Operational and Financial Results

OKLAHOMA CITY - August 11, 2023 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the second quarter ended June 30, 2023.

Financial Overview for the Second Quarter 2023

Total revenue was $75.4 million for the second quarter of 2023, a decrease of 16% compared to $89.7 million for the same quarter last year and a decrease of 35% compared to $116.3 million for the first quarter of 2023.

Net loss for the second quarter of 2023 was $4.5 million, or $0.09 loss per diluted share, compared to net income of $1.7 million, or $0.04 per share, for the same quarter last year and net income of $8.4 million, or $0.17 per share, for the first quarter of 2023.

Adjusted EBITDA (as defined and reconciled below) was $16.4 million for the second quarter of 2023, a decrease compared to $23.0 million for the same quarter last year and $30.7 million for the first quarter of 2023.

Arty Straehla, Chief Executive Officer of Mammoth commented, “During the second quarter we experienced a decrease in our pressure pumping fleet utilization, as lower oil and gas demand negatively impacted the overall frac market. These market pressures led to operational softness which impacted our top and bottom line in the second quarter, as we foreshadowed in our first quarter conference call. We have again lowered capital expenditures to align with our current outlook. Our sand division performed admirably during the second quarter despite the impact of the wildfires in Canada, and pricing remained strong.

“While we expect the second half of the year will be challenging, we are encouraged by recent bid activity in our Infrastructure Services segment. Initial funds from the Infrastructure Investment and Jobs Act are being released for infrastructure projects such as fiber, transmission and distribution, areas where we are excited participants, which gives us optimism for improvements later in 2023 and into 2024.”

Straehla added, “Today we announced that we have entered into two non-binding agreements with lenders to refinance and repay our existing revolving credit facility. In addition, our Board of Directors has approved a stock repurchase program pursuant to which Mammoth is authorized to repurchase up to the lesser of $55 million or 10 million shares of our common stock, subject to the expected repayment and refinancing of our existing credit facility and certain other factors discussed in this release. Also, we were pleased to announce in June that we received our first payment in more than four years from PREPA in the amount of $10.75 million. This payment represents only a portion of what is still owed to us for the work completed by our subsidiary Cobra in 2019. We continue to pursue payment of the outstanding amounts owed by PREPA, including the associated interest that has accrued and is continuing to accrue.”

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $27.6 million on 956 stages for the second quarter of 2023, compared to $43.8 million on 1,716 stages for the same quarter of 2022 and $67.3 million on 2,018 stages for the first quarter of 2023. On average, 1.6 of the Company’s fleets were active for the second quarter of 2023 compared to an average utilization of 3.5 fleets during the same quarter of 2022 and 3.6 fleets during the first quarter of 2023.

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $28.3 million for the second quarter of 2023 compared to $25.6 million for the same quarter of 2022 and $28.3 million for the first quarter of 2023. Average crew count was 86 crews during the second quarter of 2023 compared to 88 crews during the same quarter of 2022 and 88 crews during the first quarter of 2023.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $11.6 million for the second quarter of 2023 compared to $15.5 million for the same quarter of 2022 and $12.5 million for the first quarter of 2023. In the second quarter of 2023, the Company sold approximately 384,000 tons of sand at an average sales price of $30.08 per ton compared to sales of approximately 350,000 tons of sand at an average sales price of $26.86 per ton during the same quarter of 2022. In the first quarter of 2023, sales were approximately 391,000 tons of sand at an average price of $31.02 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $3.3 million for the second quarter of 2023 compared to $2.0 million for the same quarter of 2022 and $1.8 million for the first quarter of 2023. The increase in drilling services revenue is primarily attributable to increased utilization for our directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $5.1 million for the second quarter of 2023 compared to $5.0 million for the same quarter of 2022 and $7.0 million for the first quarter of 2023.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $10.4 million for the second quarter of 2023 compared to $8.2 million for the same quarter of 2022 and $8.4 million for the first quarter of 2023.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Cash expenses:
Compensation and benefits	$3,996	$3,137	$4,277	$8,273	$6,120
Professional services	4,276	2,724	1,929	6,205	6,361
Other(a)	1,868	2,162	1,911	3,779	4,068
Total cash SG&A expense	10,140	8,023	8,117	18,257	16,549
Non-cash expenses:
Bad debt recoveries	(44)	(16)	(381)	(425)	(115)
Stock based compensation	261	199	647	908	440
Total non-cash SG&A expense	217	183	266	483	325
Total SG&A expense	$10,357	$8,206	$8,383	$18,740	$16,874
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 14% for the second quarter of 2023 compared to 9% for the same quarter of 2022 and 7% for the first quarter of 2023.

Liquidity
As of June 30, 2023, Mammoth had cash on hand of $8.8 million, outstanding borrowings under its revolving credit facility of $59.4 million, a borrowing base of $89.4 million and $13.6 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of June 30, 2023, Mammoth had total liquidity of $22.4 million.
As of August 9, 2023, Mammoth had cash on hand of $10.6 million, outstanding borrowings under its revolving credit facility of $72.3 million, and a borrowing base of $95.6 million. As of August 9, 2023, the Company had $16.9 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.4 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity.

On August 10, 2023, Mammoth entered into two non-binding agreements with lenders to repay and refinance its existing credit facility. The Company expects to close these refinancing transactions prior to the maturity of its existing credit facility on October 19, 2023, subject to customary closing conditions and closing deliverables; however, no assurance can be provided that these transactions will close on the currently anticipated timeline or at all.

Stock Repurchase Program
On August 10, 2023, the Mammoth Board of Directors approved a stock repurchase program pursuant to which Mammoth is authorized to repurchase up to the lesser of $55 million or 10 million shares of its common stock, subject to the expected repayment and refinancing of its credit facility and other factors discussed below. Following the completion of the refinancing transactions, any stock repurchases under this program may be made opportunistically from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Act of 1934, as amended, including any 10b5-1 plan, and will be subject to market conditions, applicable legal and contractual restrictions, liquidity requirements and other factors. The repurchase program has no time limit, does not require Mammoth to repurchase any specific number of shares and may be suspended from time to time, modified or discontinued by the Board of Directors at any time. Any common stock repurchased as part of such stock repurchase program will be cancelled and retired.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
Well completion services(a)	$4,348	$2,500	$5,772	$10,120	$3,301
Infrastructure services(b)	72	200	203	275	598
Drilling services(c)	—	12	—	—	14
Other(d)	—	161	—	—	221
Eliminations	83	(87)	61	144	(166)
Total capital expenditures	$4,503	$2,786	$6,036	$10,539	$3,968
a.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
b.    Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, August 11, 2023 at 9:00 a.m. Central time (10:00 a.m. Eastern time) to discuss its second quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the providing products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves as well as the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. Mammoth’s suite of services and products include: well completion services, infrastructure services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine on the global energy and capital markets and global stability; performance of contracts and supply chain disruptions; inflationary pressures; rising interest rates and their impact on the cost of capital; instability in the banking and financial services sectors; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to (i) continue to comply with or, if applicable, obtain a waiver of forecasted or actual non-compliance with certain financial covenants from its lenders and comply with other terms and conditions under its existing or any replacement revolving credit facility, (ii) extend, repay or refinance its existing revolving credit facility at or prior to the October 19, 2023 maturity on the terms acceptable to Mammoth or at all and (iii) meet its financial projections associated with refinancing or reducing its debt; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2023	2022
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$8,850	$17,282
Accounts receivable, net	449,189	456,465
Receivables from related parties, net	205	223
Inventories	10,189	8,883
Prepaid expenses	7,993	13,219
Other current assets	613	620
Total current assets	477,039	496,692

Property, plant and equipment, net	127,190	138,066
Sand reserves	60,539	61,830
Operating lease right-of-use assets	11,513	10,656
Intangible assets, net	1,393	1,782
Goodwill	11,717	11,717
Other non-current assets	3,372	3,935
Total assets	$692,763	$724,678
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$49,863	$47,391
Accrued expenses and other current liabilities	36,788	52,297
Current operating lease liability	6,051	5,447
Current portion of long-term debt	59,356	83,520
Income taxes payable	53,089	48,557
Total current liabilities	205,147	237,212

Deferred income tax liabilities	425	471
Long-term operating lease liability	5,213	4,913
Asset retirement obligation	4,068	3,981
Other long-term liabilities	11,194	15,485
Total liabilities	226,047	262,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,941,652 and 47,312,270 issued and outstanding at June 30, 2023 and December 31, 2022	479	473
Additional paid in capital	539,121	539,138
Accumulated deficit	(69,273)	(73,154)
Accumulated other comprehensive loss	(3,611)	(3,841)
Total equity	466,716	462,616
Total liabilities and equity	$692,763	$724,678

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2023	2022	2023	2023	2022
	(in thousands, except per share amounts)
REVENUE
Services revenue	$63,478	$75,459	$103,637	$167,115	$129,126
Services revenue - related parties	369	395	220	589	669
Product revenue	11,584	13,824	12,463	24,047	22,181
Total revenue	75,431	89,678	116,320	191,751	151,976

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $10,270, $15,404, $11,762, $22,032, and $30,759, respectively, for the three months ended June 30, 2023, June 30, 2022, and March 31, 2023 and six months ended June 30, 2023 and 2022)	52,846	58,433	80,977	133,823	105,000
Services cost of revenue - related parties	210	128	31	240	263
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,373, $2,055, $1,186, $3,559, and $3,847, respectively, for the three months ended June 30, 2023, June 30, 2022, and March 31, 2023 and six months ended June 30, 2023 and 2022)	7,196	10,225	7,985	15,181	18,003
Selling, general and administrative	10,357	8,206	8,383	18,740	16,874
Depreciation, depletion, amortization and accretion	12,650	17,476	12,956	25,606	34,643
Gains on disposal of assets, net	(473)	(2,943)	(361)	(834)	(3,139)
Total cost and expenses	82,786	91,525	109,971	192,756	171,644
Operating (loss) income	(7,355)	(1,847)	6,349	(1,005)	(19,668)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,220)	(2,659)	(3,289)	(6,509)	(5,008)
Other income, net	8,339	10,144	8,624	16,963	19,185
Total other income	5,119	7,485	5,335	10,454	14,177
(Loss) income before income taxes	(2,236)	5,638	11,684	9,449	(5,491)
Provision for income taxes	2,234	3,935	3,333	5,568	7,623
Net (loss) income	$(4,470)	$1,703	$8,351	$3,881	$(13,114)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	227	(448)	3	230	(250)
Comprehensive (loss) income	$(4,243)	$1,255	$8,354	$4,111	$(13,364)

Net (loss) income per share (basic)	$(0.09)	$0.04	$0.18	$0.08	$(0.28)
Net (loss) income per share (diluted)	$(0.09)	$0.04	$0.17	$0.08	$(0.28)
Weighted average number of shares outstanding (basic)	47,718	47,225	47,443	47,581	47,036
Weighted average number of shares outstanding (diluted)	47,718	47,634	48,002	47,966	47,036

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2023	2022
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$3,881	$(13,114)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock based compensation	908	441
Depreciation, depletion, accretion and amortization	25,606	34,643
Amortization of debt origination costs	377	375
Bad debt recoveries	(425)	(115)
Gains on disposal of assets, net	(834)	(3,139)
Gains from sales of equipment damaged or lost down-hole	(46)	(511)
Deferred income taxes	(46)	6,612
Other	387	449
Changes in assets and liabilities:
Accounts receivable, net	7,862	(22,480)
Receivables from related parties, net	18	(105)
Inventories	(1,306)	366
Prepaid expenses and other assets	5,162	4,567
Accounts payable	466	(2,132)
Accrued expenses and other liabilities	(13,924)	(7,407)
Income taxes payable	4,523	912
Net cash provided by (used in) operating activities	32,609	(638)

Cash flows from investing activities:
Purchases of property and equipment	(10,539)	(3,968)
Proceeds from disposal of property and equipment	806	7,447
Net cash (used in) provided by investing activities	(9,733)	3,479

Cash flows from financing activities:
Borrowings on long-term debt	118,900	83,000
Repayments of long-term debt	(143,064)	(84,241)
Proceeds from sale-leaseback transaction	—	4,589
Payments on sale-leaseback transaction	(2,449)	(2,094)
Principal payments on financing leases and equipment financing notes	(3,791)	(1,197)
Other	(919)	—
Net cash (used in) provided by financing activities	(31,323)	57
Effect of foreign exchange rate on cash	15	(68)
Net change in cash and cash equivalents	(8,432)	2,830
Cash and cash equivalents at beginning of period	17,282	9,899
Cash and cash equivalents at end of period	$8,850	$12,729

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,321	$3,792
Cash paid for income taxes, net of refunds received	$752	$98
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$6,732	$4,733
Right-of-use assets obtained for financing lease liabilities	$306	$—

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended June 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$27,466	$28,315	$11,567	$3,329	$4,754	$—	$75,431
Intersegment revenues	118	—	—	6	365	(489)	—
Total revenue	27,584	28,315	11,567	3,335	5,119	(489)	75,431
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	23,594	23,292	7,067	2,725	3,574	—	60,252
Intersegment cost of revenues	227	9	—	108	145	(489)	—
Total cost of revenue	23,821	23,301	7,067	2,833	3,719	(489)	60,252
Selling, general and administrative	1,776	6,385	954	337	905	—	10,357
Depreciation, depletion, amortization and accretion	4,500	2,436	2,374	1,284	2,056	—	12,650
Gains on disposal of assets, net	—	—	—	—	(473)	—	(473)
Operating (loss) income	(2,513)	(3,807)	1,172	(1,119)	(1,088)	—	(7,355)
Interest expense, net	824	1,869	149	170	208	—	3,220
Other expense (income), net	1	(8,557)	(4)	—	221	—	(8,339)
(Loss) income before income taxes	$(3,338)	$2,881	$1,027	$(1,289)	$(1,517)	$—	$(2,236)

Three months ended June 30, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$43,574	$25,587	$13,841	$1,952	$4,724	$—	$89,678
Intersegment revenues	243	—	1,618	19	306	(2,186)	—
Total revenue	43,817	25,587	15,459	1,971	5,030	(2,186)	89,678
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	31,486	21,808	9,707	2,034	3,751	—	68,786
Intersegment cost of revenues	1,985	15	—	160	103	(2,263)	—
Total cost of revenue	33,471	21,823	9,707	2,194	3,854	(2,263)	68,786
Selling, general and administrative	1,884	4,443	870	277	732	—	8,206
Depreciation, depletion, amortization and accretion	6,747	4,211	2,058	1,651	2,809	—	17,476
Gains on disposal of assets, net	(157)	(863)	(16)	—	(1,907)	—	(2,943)
Operating income (loss)	1,872	(4,027)	2,840	(2,151)	(458)	77	(1,847)
Interest expense, net	422	1,755	178	121	183	—	2,659
Other income, net	—	(10,062)	(3)	—	(79)	—	(10,144)
Income (loss) before income taxes	$1,450	$4,280	$2,665	$(2,272)	$(562)	$77	$5,638

Three months ended March 31, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$67,179	$28,280	$12,442	$1,824	$6,595	$—	$116,320
Intersegment revenues	121	—	25	1	437	(584)	—
Total revenue	67,300	28,280	12,467	1,825	7,032	(584)	116,320
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	52,037	22,476	7,860	1,922	4,698	—	88,993
Intersegment cost of revenues	478	11	—	109	(14)	(584)	—
Total cost of revenue	52,515	22,487	7,860	2,031	4,684	(584)	88,993
Selling, general and administrative	2,492	4,211	503	313	864	—	8,383
Depreciation, depletion, amortization and accretion	4,817	3,374	1,187	1,367	2,211	—	12,956
(Gains) losses on disposal of assets, net	—	(127)	(16)	—	(218)	—	(361)
Operating income (loss)	7,476	(1,665)	2,933	(1,886)	(509)	—	6,349
Interest expense, net	929	1,845	156	160	199	—	3,289
Other (income) expense, net	—	(8,808)	(2)	—	186	—	(8,624)
Income (loss) before income taxes	$6,547	$5,298	$2,779	$(2,046)	$(894)	$—	$11,684

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six months ended June 30, 2023	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$94,644	$56,596	$24,009	$5,153	$11,349	$—	$191,751
Intersegment revenues	240	—	25	7	801	(1,073)	$—
Total revenue	94,884	56,596	24,034	5,160	12,150	(1,073)	191,751
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	75,630	45,768	14,927	4,648	8,271	—	149,244
Intersegment cost of revenues	704	20	—	217	132	(1,073)	$—
Total cost of revenue	76,334	45,788	14,927	4,865	8,403	(1,073)	149,244
Selling, general and administrative	4,268	10,595	1,458	650	1,769	—	18,740
Depreciation, depletion, amortization and accretion	9,317	5,810	3,561	2,651	4,267	—	25,606
Gains on disposal of assets, net	—	(127)	(16)	—	(691)	—	(834)
Operating income (loss)	4,965	(5,470)	4,104	(3,006)	(1,598)	—	(1,005)
Interest expense, net	1,753	3,714	305	330	407	—	6,509
Other expense (income), net	1	(17,365)	(6)	—	407	—	(16,963)
Income (loss) before income taxes	$3,211	$8,181	$3,805	$(3,336)	$(2,412)	$—	$9,449

Six months ended June 30, 2022	Well Completion	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$67,202	$48,596	$22,189	$4,804	$9,185	$—	$151,976
Intersegment revenues	489	—	2,450	22	576	(3,537)	—
Total revenue	67,691	48,596	24,639	4,826	9,761	(3,537)	151,976
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	53,325	40,695	17,495	4,406	7,345	—	123,266
Intersegment cost of revenues	3,016	31	—	321	172	(3,540)	—
Total cost of revenue	56,341	40,726	17,495	4,727	7,517	(3,540)	123,266
Selling, general and administrative	3,923	9,088	1,698	569	1,596	—	16,874
Depreciation, depletion, amortization and accretion	13,191	8,525	3,852	3,331	5,744	—	34,643
Gains on disposal of assets, net	(206)	(868)	(91)	—	(1,974)	—	(3,139)
Operating (loss) income	(5,558)	(8,875)	1,685	(3,801)	(3,122)	3	(19,668)
Interest expense, net	793	3,298	340	225	352	—	5,008
Other (income) expense, net	—	(19,644)	(7)	—	466	—	(19,185)
(Loss) income before income taxes	$(6,351)	$7,471	$1,352	$(4,026)	$(3,940)	$3	$(5,491)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net (loss) income before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, net, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net (loss) income on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(4,470)	$1,703	$8,351	$3,881	$(13,114)
Depreciation, depletion, amortization and accretion expense	12,650	17,476	12,956	25,606	34,643
Gains on disposal of assets, net	(473)	(2,943)	(361)	(834)	(3,139)
Stock based compensation	261	200	647	908	441
Interest expense, net	3,220	2,659	3,289	6,509	5,008
Other income, net	(8,339)	(10,144)	(8,624)	(16,963)	(19,185)
Provision for income taxes	2,234	3,935	3,333	5,568	7,623
Interest on trade accounts receivable	11,341	10,160	11,112	22,454	20,022
Adjusted EBITDA	$16,424	$23,046	$30,703	$47,129	$32,299

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Well Completion Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net (loss) income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net (loss) income	$(3,338)	$1,450	$6,547	$3,211	$(6,351)
Depreciation and amortization expense	4,500	6,747	4,817	9,317	13,191
Gains on disposal of assets, net	—	(157)	—	—	(206)
Stock based compensation	97	84	291	387	171
Interest expense	824	422	929	1,753	793
Other expense, net	1	—	—	1	—
Adjusted EBITDA	$2,084	$8,546	$12,584	$14,669	$7,598

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net income	$697	$572	$2,452	$3,151	$695
Depreciation and amortization expense	2,436	4,211	3,374	5,810	8,525
Gains on disposal of assets, net	—	(863)	(127)	(127)	(868)
Stock based compensation	107	74	230	337	172
Interest expense	1,869	1,755	1,845	3,714	3,298
Other income, net	(8,557)	(10,062)	(8,808)	(17,365)	(19,644)
Provision for income taxes	2,184	3,708	2,847	5,030	6,776
Interest on trade accounts receivable	11,341	10,160	11,112	22,454	20,022
Adjusted EBITDA	$10,077	$9,555	$12,925	$23,004	$18,976

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net income to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net income	$1,027	$2,665	$2,779	$3,805	$1,352
Depreciation, depletion, amortization and accretion expense	2,374	2,058	1,187	3,561	3,852
Gains on disposal of assets, net	—	(16)	(16)	(16)	(91)
Stock based compensation	36	26	77	113	60
Interest expense	149	178	156	305	340
Other income, net	(4)	(3)	(2)	(6)	(7)
Adjusted EBITDA	$3,582	$4,908	$4,181	$7,762	$5,506

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(1,289)	$(2,272)	$(2,046)	$(3,336)	$(4,026)
Depreciation expense	1,284	1,651	1,367	2,651	3,331
Stock based compensation	6	4	11	18	9
Interest expense	170	121	160	330	225
Adjusted EBITDA	$171	$(496)	$(508)	$(337)	$(461)

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of net loss to Adjusted EBITDA:	2023	2022	2023	2023	2022
Net loss	$(1,567)	$(788)	$(1,381)	$(2,950)	$(4,786)
Depreciation, amortization and accretion expense	2,056	2,809	2,211	4,267	5,744
Gains on disposal of assets, net	(473)	(1,907)	(218)	(691)	(1,974)
Stock based compensation	15	12	38	53	29
Interest expense, net	208	183	199	407	352
Other expense (income), net	221	(79)	186	407	466
Provision for income taxes	50	226	486	538	846
Adjusted EBITDA	$510	$456	$1,521	$2,031	$677
a.    Includes results for Mammoth’s aviation, equipment rentals, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.